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                                    EXHIBIT 1

                             JOINT FILING AGREEMENT

The undersigned hereby agree, pursuant to Rule 13d-1(k) of the Securities Exchange Act of 1934, as amended, to file a joint statement on Schedule 13G and amendments thereto pertaining to their beneficial ownership of shares of Series C Preferred Stock of the issuer.

This agreement may be terminated for any reason by any party hereto immediately upon the personal delivery or facsimile transmission of notice to that effect to the other parties hereto.

This agreement may be executed in counterparts and all so executed shall constitute the agreement.

                                          Green Cohn Group LLC


Date: March 22, 2000                      Name: Van Greenfield
     ----------------                           --------------------------------
                                          Title: Manager
                                                 -------------------------------

                                          DFG Corporation

Date: March 22, 2000                      Name: Van Greenfield
     ----------------                           --------------------------------
                                          Title: President
                                                 -------------------------------

                                          ZPG Securities LLC


Date: March 22, 2000                      Name: Van Greenfield
     ----------------                           --------------------------------
                                          Title: Managing Member
                                                 -------------------------------